Exhibit 10.8

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of April 15, 2016, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, and NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Agent, Lenders and Borrower have agreed to amend the Credit Agreement in certain respects.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 8 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a) The last sentence Section 2.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Without limiting the foregoing, Agent shall establish the Interest Payment Reserves, Appraisal Reserves, Pipeline Reserves and the Prepayment Block.

(b) Section 5.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.17 Excess Proceeds Under Indentures. No less than thirty (30) days prior to the date that Borrower and its Subsidiaries shall have Excess Proceeds and/or Net Bond Proceeds that are expected to become Excess Proceeds in the aggregate in excess of $25,000,000, Borrower shall (A) either (i) reduce the Maximum Revolver Amount in accordance with Section 2.4(c), or (ii) apply such funds in accordance with clauses (2), (3) or (4) of Section 4.10(b) of the Bond Indenture and 2016 Bond Indenture (provided, that such application is not otherwise prohibited by this Agreement), in either case such that the result is that no such Excess Proceeds shall be used, and shall not be required to be used, to repurchase any of the Bonds or 2016 Bonds, and (B) deliver to Agent a certification by an Authorized Person that no such Excess Proceeds have or will be, and are not required to be, used to repurchase any of the Bonds or 2016 Bonds. Upon the request of Agent, Borrower shall deliver a report to Agent (i) describing each Asset Sale consummated since April 10, 2012 and the date of consummation thereof, (ii) setting forth the date of receipt and amount of Net Bond Proceeds in connection with each such Asset Sale, and (iii) setting forth the date and the application of the Net Bond Proceeds from each such Asset Sale in accordance with clauses (2), (3) or (4) of Section 4.10(b) of the Bond Indenture and Section 4.10(b) of the 2016 Bond Indenture. Not less than one hundred (120) days prior to the date that any Net Bond Proceeds of Asset Sales would become Excess Proceeds, Borrower shall provide written notification thereof to Agent, together with a certification by an Authorized Person certifying the amount of such Net Bond Proceeds that shall become Excess Proceeds.

(c) Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.6 Prepayments and Amendments. Borrower will not, and will not permit any of its Subsidiaries to,

(a) do any of the following:

(i) except in connection with Refinancing Indebtedness permitted by Section 6.1, optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness (other than the Term Loan Debt or 2016 Bond Debt, each of which shall be subject to the restrictions in clause (ii) below) of Borrower or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement and (B) Permitted Intercompany Advances,

(ii) optionally prepay, redeem, defease, purchase, or otherwise acquire, any Term Loan Debt, 2016 Bond Debt or Bond Debt or make any mandatory prepayment redemption, defeasance purchase or acquisition of any Term Loan Debt or 2016 Bond Debt; provided, that Borrower may make optional and mandatory prepayments of the Term Loan Debt in accordance with the terms of the Term Loan Agreement, as in effect on the Seventh Amendment Effective Date (without giving effect to any amendment or waiver of the terms thereof), or

(iii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b) directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany

Advances, (C) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness, (D) the 2016 Bond Documents only to the extent permitted by clause (iv) below, and (E) the Term Loan Documents only to the extent permitted by clause (iii) below,

(ii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders,

(iii) any Term Loan Document if any such amendment, modification or change shall, without the prior written consent of Agent (which it shall be authorized to provide based upon an affirmative vote of the Required Lenders) (except with respect to any Conforming Amendment (as defined in the Pari Passu Intercreditor Agreement); provided that any Conforming Amendment shall maintain an equivalent proportionate difference between dollar amounts or ratio, as the case may be, in the relevant provision in the Term Loan Documents and those in the corresponding covenant in the Loan Documents, to the extent that such difference exists between the Term Loan Agreement and this Agreement on the date hereof):

(A) contravene the provisions of the Pari Passu Intercreditor Agreement;

(B) change any financial covenant in a manner adverse to Loan Parties thereunder (it being understood that any waiver of any default or Event of Default under the Term Loan Documents arising from the failure to comply with any financial covenant, in and of itself, shall not be deemed to be adverse to Loan Parties);

(C) change any default or Event of Default thereunder in a manner adverse to Loan Parties thereunder (it being understood that any waiver of any such default or Event of Default, in and of itself, shall not be deemed to be adverse to Loan Parties); or

(D) increase the non-monetary obligations of the Loan Parties thereunder or confer any additional rights on the holders of the Term Loan Debt that would be adverse to the Lenders;

(iv) any 2016 Bond Document if any such amendment, modification or change shall be prohibited by, or not permitted under the terms of, the Second Lien Intercreditor Agreement.

(d) Section 6.10(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) [Intentionally Omitted].

(e) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Prepayment Block” means, as of any date of determination, an amount equal to the aggregate amount of prepayments of the Term Loan Debt under the Term Loan Documents as of such date of determination.

“Seventh Amendment Effective Date” means April 15, 2016.

(f) The definition of “Asset Sales” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Asset Sales” means, with reference to the Bond Indenture, the meaning specified therefor in the Bond Indenture, and with reference to the 2016 Bond Indenture, the meaning specified therefor in the 2016 Bond Indenture.

(g) Clause (c) of the definition of “Borrowing Base” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) the aggregate amount of Receivables Reserves, Bank Product Reserves, Equipment Reserves, Interest Payment Reserves, Appraisal Reserves, Pipeline Reserves, Prepayment Block, and other Reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

(h) The definition of “EBITDA” in Schedule 1.1 of the Credit Agreement is hereby amended to (i) delete the phrase “(it being understood that Borrower’s consolidated net earnings (or loss) shall not include any earnings (or loss) attributable to Nuverra Rocky Mountain for any period that Nuverra Rocky Mountain is not a Guarantor)” from clause (a) of the definition of EBITDA and to (ii) replace clause (d) of the definition of EBITDA with “(d) Intentionally Omitted.”

(i) The definition of “Excess Proceeds” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Excess Proceeds” means, with reference to the Bond Indenture, the meaning specified therefor in the Bond Indenture, and with reference to the 2016 Bond Indenture, the meaning specified therefor in the 2016 Bond Indenture.

(j) The definition of “Guarantor” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Guarantor” means (a) each Subsidiary of Borrower, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement; provided that it is understood and agreed that Nuverra Rocky Mountain shall not be required to become a guarantor hereunder so long as it remains an Immaterial Subsidiary (and that, upon ceasing to be an Immaterial Subsidiary, Nuverra Rocky Mountain shall within 10 Business Days take all actions required under the Loan Documents, including Section 5.11 of the

Agreement, to become a guarantor hereunder and take all actions incidental thereto).

(k) The definition of “Maturity Date” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means January 15, 2018.

(l) The definition of “Net Bond Proceeds” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Net Bond Proceeds” means, with reference to the Bond Indenture, the meaning specified therefor in the Bond Indenture, and with reference to the 2016 Bond Indenture, the meaning specified therefor in the 2016 Bond Indenture.

(m) Clause (p) of the definition of “Permitted Investments” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(p) [Intentionally Omitted].

(n) Clause (s) of the definition of “Permitted Liens” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(s) [Intentionally Omitted].

(o) The definition of “Reserves” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Reserves” means, as of any date of determination, those reserves (other than Receivable Reserves, Bank Product Reserves, Equipment Reserves, Interest Payment Reserves, Appraisal Reserves, Pipeline Reserves and Prepayment Block) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that Borrower or its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount. Without limiting the foregoing, Agent may establish Reserves in the event the methodology used to calculate depreciation in any appraisal obtained to determine the Net Orderly Liquidation Value of Eligible Equipment is different from the depreciation methodology utilized by Borrower.

(p) The definition of “Subsidiary” in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

3. Other Agreements. Agent, Lenders and Borrower acknowledge and agree that attached hereto as Exhibit A are true and correct copies of the 2016 Bond Indenture, the Pari Pasu Intercreditor Agreement, the Second Lien Intercreditor Agreement and the Term Loan Agreement.

4. Effectiveness of the Amendment; Continuing Effect. Except as expressly set forth in Sections 2 and 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.

5. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

6. Conditions to Effectiveness of Effective Date Amendments. The Amendments set forth in Section 2 shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects (the “Effective Date”):

(a) Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders party hereto, and the Loan Parties;

(b) Agent shall have received an executed copy of each of the documents listed on Exhibit A hereto; and

(c) no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the Effective Date.

7. [Intentionally Omitted].

8. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

(a) after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) no Default or Event of Default has occurred and is continuing; and

(c) this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

9. [Intentionally Omitted].

10. [Intentionally Omitted].

11. Miscellaneous.

(a) Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Agreement.

(d) Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

12. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment, on behalf of itself and its successors, assigns, and other legal representatives (Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, Issuing Bank and Lenders, and their successors and assigns, and their present and former shareholders, Affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Issuing Bank, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., as Borrower

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chairman and Chief Executive Officer

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	AVP

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lauren Trussell
Name:	Lauren Trussell
Title:	Vice President

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Josh Bailey
Name:	Josh Bailey
Title:	VP

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender

By:	/s/ Edward Behnen
Name:	Edward Behnen
Title:	Vice President

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

CIT FINANCE LLC, as a Lender

By:	/s/ John Aeeley
Name:	John Aeeley
Title:	Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Seventh Amendment to Amended and Restated Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby, including Section 12 of the foregoing Seventh Amendment to Amended and Restated Credit Agreement; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

HECKMANN WATER RESOURCES CORPORATION

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

HECKMANN WATER RESOURCES (CVR), INC.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

1960 WELL SERVICES, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Consent and Reaffirmation to Seventh Amendment to Amended and Restated Credit Agreement

HEK WATER SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

APPALACHIAN WATER SERVICES, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

BADLANDS POWER FUELS, LLC, a Delaware limited liability company

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

LANDTECH ENTERPRISES, L.L.C.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Consent and Reaffirmation to Seventh Amendment to Amended and Restated Credit Agreement

BADLANDS LEASING, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

IDEAL OILFIELD DISPOSAL, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

NUVERRA TOTAL SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

NES WATER SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

HECKMANN WOODS CROSS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Consent and Reaffirmation to Seventh Amendment to Amended and Restated Credit Agreement

EXHIBIT A

1.	Term Loan Agreement

2.	2016 Bond Indenture

3.	Pari Passu Intercreditor Agreement

4.	Second Lien Intercreditor Agreement